UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2006

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PREMIER COMMUNITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-18868 (Commission File Number)	54-1560968 (I.R.S. Employer Identification No.)
4095 Valley Pike Winchester, Virginia (Address of principal executive offices)	22602 (Zip Code)

Registrant’s telephone number, including area code:  (540) 869-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

(d)         On July 11, 2006, the Board of Directors of the Registrant elected Mensel Dean as a new director. The Board of Directors also ratified the election of Thomas M. Boyd, Jr. as a new director, as provided by the Agreement and Plan of Merger dated January 12, 2006 between Rockingham Heritage Bank, a wholly owned subsidiary of the Registrant, and Albemarle First Bank, and joined in by the Registrant, and in connection with the acquisition of Albemarle First Bank by the Registrant on July 1, 2006. Neither Mr. Dean nor Mr. Boyd has yet been assigned to serve on any committees.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        On July 11, 2006, the Registrant adopted amendments to its bylaws (the “Bylaws”). The amendments revised Section 2.2 of the Bylaws to increase the size of the Registrant’s Board of Directors from 11 to 13 directors. The amendments also added a new Section 2.6 to the Bylaws, which requires a member of the Board of Directors to retire from the Board of Directors at the end of the calendar year in which he or she turns 70.

The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of the Registrant (restated in electronic format as of July 11, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER COMMUNITY BANKSHARES, INC.

(Registrant)

Date: July 17, 2006	By: /s/ Donald L. Unger

Donald L. Unger

President and CEO

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of the Registrant (restated in electronic format as of July 11, 2006).